UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

FERRO CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FERRO RESCHEDULES ANNUAL MEETING OF SHAREHOLDERS TO MAY 22, 2013

CLEVELAND, Ohio—May 10, 2013—Ferro Corporation (NYSE: FOE, the “Company”) today announced that its 2013 Annual Meeting of Shareholders, originally scheduled to be held on May 15, 2013, has been rescheduled and will now be held on May 22, 2013. The meeting will be held at the Posnick Center of Innovative Technology, 7500 East Pleasant Valley Road, Independence, Ohio 44131, and will begin at 9:00 a.m. (Eastern Time).

Shareholders who have not yet voted, or who have previously voted using a white or green proxy card, are asked to please vote on the YELLOW proxy card to be provided by the Company. Any white or green proxy card previously submitted will NOT be voted at the Annual Meeting.

The rescheduling of the Annual Meeting is intended to allow Ferro shareholders additional time to consider their vote and submit the YELLOW proxy card, which identifies the nominees standing for election to the Company’s Board of Directors at the Annual Meeting as Jeffry N. Quinn, David A. Lorber and Ronald P. Vargo.

Valid YELLOW proxies that have already been submitted will continue to be valid unless properly changed or revoked prior to the vote being taken at the Annual Meeting. The record date of March 26, 2013, for the meeting has not been changed.

We encourage shareholders to vote their YELLOW proxy card by telephone or by Internet to ensure that their shares are represented

at the May 22nd Annual Meeting.

If you have questions about how to vote your shares on the YELLOW proxy card,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,700 employees globally and reported 2012 sales of $1.8 billion.

CONTACT: Ferro Corporation

Investor Contact:

John Bingle, 216-875-5411

Treasurer and Director of Investor Relations

john.bingle@ferro.com

or

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com